EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2019-GSA1 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Argentic Services Company LP, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Grand Canal Shoppes Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Grand Canal Shoppes Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Grand Canal Shoppes Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Grand Canal Shoppes Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Grand Canal Shoppes Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Grand Canal Shoppes Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the SoCal Retail Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the SoCal Retail Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the SoCal Retail Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the SoCal Retail Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the SoCal Retail Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the SoCal Retail Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the USAA Office Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the USAA Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the USAA Office Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the USAA Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the USAA Office Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the USAA Office Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Millennium Park Plaza Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Millennium Park Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Millennium Park Plaza Mortgage Loan, Citibank, N.A., as Custodian for the Millennium Park Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Millennium Park Plaza Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Millennium Park Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 19100 Ridgewood Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the 19100 Ridgewood Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 19100 Ridgewood Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 19100 Ridgewood Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 19100 Ridgewood Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 19100 Ridgewood Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the New Jersey Center of Excellence Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the New Jersey Center of Excellence Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the New Jersey Center of Excellence Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the New Jersey Center of Excellence Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the New Jersey Center of Excellence Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the New Jersey Center of Excellence Mortgage Loan, KeyBank National Association, as Primary Servicer for the Hilton Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Hilton Portfolio Mortgage Loan, Citibank, N.A., as Trustee for the Hilton Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Hilton Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Hilton Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Hilton Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Bushwick Avenue Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Bushwick Avenue Portfolio Mortgage Loan, Citibank, N.A., as Trustee for the Bushwick Avenue Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Bushwick Avenue Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bushwick Avenue Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Bushwick Avenue Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the East Village Multifamily Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the East Village Multifamily Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the East Village Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the East Village Multifamily Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the East Village Multifamily Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the East Village Multifamily Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the East Village Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the American Metro Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the American Metro Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the American Metro Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the American Metro Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the American Metro Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the American Metro Center Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the American Metro Center Mortgage Loan.

Dated: March 19, 2025

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)